Exhibit 32.1

CERTIFICATION

OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U. S. C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Medical International Technology, Inc. (the "Company") on Form 10-K for the fiscal year ending September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Karim Menassa, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Medical International Technology, Inc.

Date: November 18, 2015	By:	/s/ Karim Menassa
Karim Menassa
President, Chief Executive Officer and
Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)